                                                                   EXHIBIT 3(ii)

           FILED                                                 CONFORMED COPY
     IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA

         MAR 18 1998

No. C12925-95
    ---------
   s/Dean Heller
DEAN HELLER, SECRETARY OF STATE

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)


       I, M.J. Shaheed, President, and I, Ansar A. Muntiqim, Secretary, certify that:

       1. They are the duly elected President and Secretary, respectively, of Ironwood Ventures, Inc.(C)12925-95), a Nevada corporation.

       2. The original Articles were filed in the Office of the Secretary of State on 8/4, 1995.

       3. As of the date of this certificate, there were 7,424,950 shares of Common Stock issued and outstanding.

       4. That on March 2, 1998, at a duly noticed meeting of the shareholders of Ironwood Ventures, Inc., the shareholders entitled to vote voted unanimously to approve the following amendments to the Articles of Incorporation:

       ARTICLE 1 is amended to read as follows:

       The name of the corporation is AuGRID of Nevada, Inc.

       ARTICLE 4 is amended to read as follows:

              The aggregate number of shares which the corporation shall have authority to issue shall consist of 90,000,000 shares of Common Stock, having a $.001 par value, and 10,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

            s/M.J. Shaheed                   s/Ansar A. Muntiqim
       ----------------------------          ----------------------------------
                        , President                                 , Secretary

            This instrument was acknowledged before me on
            this 13th day of March, 1998, by
            and                            .

                  s/Jerome E. Newby
            ---------------------------------------
                    (Notary Public Signature)

                                        (AFFIX NOTARY STAMP OR SEAL)

                                             JEROME E. NEWBY
                                        Notary Public, State of Ohio, Cuy. Cty.
                                        My Commission Expires Nov. 13, 1999